Exhibit 99.5

EMPLOYMENT AGREEMENT

As of the Effective Date, this Agreement terminates and replaces the Employment Agreement dated November 16, 2022.

This EMPLOYMENT AGREEMENT (“Agreement”), dated as of October 12, 2023, is made by and among Electronic Servitor Publication Network, Inc., a corporation organized under the laws of Delaware (the “Company”) and Jim Kellogg (the “Executive”). Each of the Company and the Executive are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company wishes to employ the Executive as its Chief Financial Officer, and the Executive wishes to accept such employment, on the terms set forth below, effective as of October 12, 2023 (“Effective Date”);

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for an initial term of 36 months commencing as of the Effective Date and continuing through October 11, 2026, unless sooner terminated in accordance with the provisions of Section 5 hereof (the “Initial Term”), with such employment to continue for successive 6-month periods (with each successive period of employment referred to herein as a “Renewal Term”) in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either Party notifies the other Party of non-renewal in writing prior to three months before the expiration of the initial term and each annual renewal, as applicable. (The period during which the Executive is employed hereunder being hereinafter referred to as the “Term”).

2. Duties. During the Term, the Executive shall be employed by the Company as its Chief Financial Officer. The Executive shall devote a reasonable amount of his working time, energy, attention, skill and best efforts to the affairs of the Company consistent with the faithful performance of the duties of said offices and shall faithfully perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Company’s President, CEO, and Board of Directors. Duties include management of tax preparation and filing, financial reporting, accounting functions, financial planning, and compliance with regulatory requirements and the Sarbanes-Oxley Act.

3. Compensation; Vacation and Leave.

(a) Compensation. As the only consideration due Executive regarding the subject matter of this Agreement, Company will compensate Executive as (and only as) expressly stated in Exhibit A.

(b) Vacation and Leave. The Executive shall be entitled to four (4) weeks paid vacation, but Executive will not take more than two (2) weeks consecutive vacation. Unused vacation days in one calendar year shall not carry over to the following calendar year. Executive shall also be entitled to all paid holidays given by the Company to its employees generally.

4. Termination of Employment; Change of Control.

(a) Termination upon Death or Disability. This Agreement and Executive’s employment hereunder shall automatically terminate on the date on which Executive dies or becomes permanently incapacitated. Executive shall be deemed to have become “permanently incapacitated” on the date that is thirty (30) days after the Company has determined that Executive has suffered a Permanent Incapacity (as defined below) and so notifies Executive or Executive’s personal representative. For purposes of this Agreement, “Permanent Incapacity” shall mean that (i) Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the service provider’s employer.

(b) Termination by the Company for Cause. The Company may terminate this Agreement and Executive’s employment hereunder for Cause (as defined below), effective upon delivery of written notice to Executive given at any time during the Term (without any necessity for prior notice). For purposes of this Agreement, “Cause” shall mean the Executive’s: (i) conviction of any felony or any other crime involving moral turpitude, (ii) fraud against the Company or any of its subsidiaries or affiliates or theft of or maliciously intentional damage to the property of the Company or any of their subsidiaries or affiliates, (iii) breach of Executive’s fiduciary duties to the Company, or (iv) breach by Executive of any material provision of this Agreement after written notice and a reasonable period allowed to cure such breach as determined by the Company.

(c) Termination by Company without Cause. The Company may terminate this Agreement and Executive’s employment hereunder without Cause, effective upon delivery of written notice to Executive given at any time during the Term (without any necessity for prior notice) provided that the Company complies with all provisions of this Agreement.

(d) Termination by the Executive for Good Reason. The Executive may terminate this Agreement and Executive’s employment hereunder with Good Reason (as defined below). For purposes of this Agreement, “Good Reason” shall mean (i) the material reduction of the Executive’s title, authority, duties and responsibilities or the assignment to the Executive of duties materially inconsistent with the Executive’s position or positions with the Company; (ii) the Company’s material breach of this Agreement; or (iii) any change in the geographic location at which Executive must perform the services under this Agreement, which change is reasonably material to Executive. Notwithstanding the foregoing, (x) Good Reason shall not be deemed to exist unless notice of termination on account thereof (specifying a termination date no later than thirty (30) days from the date of such notice) is given no later than 30 days after the time at which the event or condition purportedly giving rise to Good Reason is first known by Executive and (y) if there exists (without regard to this clause (y)) an event or condition that constitutes Good Reason, the Company shall have fifteen (15) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

(e) Termination by the Executive other than for Good Reason. The Executive may terminate this Agreement and Executive’s employment hereunder other than for Good Reason, provided that the Executive gives the Company no less than thirty (30) days prior written notice of such termination.

(f) Change of Control. If the Executive is terminated by the Company without “Cause”, other than for death or disability, or the Executive terminates for “Good Reason” at any time during the period that is three (3) months prior to the execution of a definitive agreement evidencing a Change in Control through the date that is twenty four (24) months following the closing date of a Change in Control, then the Executive will be entitled to the 100% acceleration of vesting of unvested stock as of the date of termination (i.e., accelerated vesting of all remaining shares that are then unvested). To receive the benefits described in this section, Executive must execute (and not revoke) a general release of claims (in a form attached hereto) of all known and unknown claims that Executive may then have against the Company and persons affiliated with the Company and return all Company property, in each case within thirty (30) days after the termination (the “Deadline”).

(g) For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following:

(i) Change in Ownership. A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.

(ii) Change in Effective Control. A change in effective control of the Company occurs on the date that either: (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (B) a majority of the members of the Company’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; provided, that this paragraph (2) will apply to the Company only if no other corporation is a majority shareholder of the Company.

(iii) Change in Ownership of Substantial Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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(iv) Intended Interpretation. It is the intent of the Parties that the definition of Change in Control under this Agreement be construed consistent with the definition of “Change in Control” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable Treasury Regulations, as amended from time to time.

5. Payments Upon Termination.

(a) Upon termination of this Agreement and Executive’s employment hereunder due to Executive’s death or disability pursuant to Section 4(a) hereof, (i) the Executive (or the Executive’s estate or beneficiaries in the case of the death of the Executive) shall be entitled to receive any compensation earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination) and (ii) the Executive (or the Executive’s estate or beneficiaries in the case of the death of the Executive) shall have no further rights to any other compensation or benefits hereunder, or any other rights hereunder (but, for the avoidance of doubt, shall receive such disability and death benefits as may be provided under the Company’s plans and arrangements in accordance with their terms).

(b) Upon termination of this Agreement and Executive’s employment hereunder by the Company for Cause or by Executive other than for Good Reason, (i) the Company shall pay to Executive an amount equal to Executive’s then Base Salary (if any) and other benefits (including any bonus for a calendar year completed before termination) earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination) and (ii) the Executive shall have no further rights to any other compensation or benefits under this Agreement on or after the termination of employment.

(c) Upon termination of this Agreement and Executive’s employment hereunder (i) by the Company without Cause or (ii) by Executive for Good Reason, (x) the Company shall pay to Executive (I) an amount equal to Executive’s then Base Salary (if any) and other benefits (including any bonus for a calendar year completed before termination) earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination); and (II) an amount equal to 1.0 times (a) the average of the Base Salary amounts paid to Executive over the three calendar years prior to the date of Termination (if any), (b) if less than three years have elapsed between the date of this Agreement and the date of termination, the highest Base Salary paid to Executive in any calendar year prior to the date of Termination (if any), or (c) if less than 12 months have elapsed from the date of this Agreement to the date of termination, the highest Base Salary received in any month times 12 (if any); and (y) the Executive shall have no further rights to any other compensation or benefits under this Agreement on or after the termination of employment.

(d) Nothing contained in this Section 5 shall affect the terms of any employee stock options, stock grants, or other equity-based compensation that may have been issued by the Company to Executive, which in the event of termination of Executive’s employment with the Company shall continue to be governed by their own terms and conditions.

(e) Unless the payment is required to be delayed pursuant to Code Section 409A (as defined below), the cash amounts payable to the Executive (or the Executive’s estate or beneficiaries in the case of the death of the Executive) under this Section 6 shall be paid to the Executive (or the Executive’s estate or beneficiaries in the case of the death of the Executive) in a single-sum payment within 60 days following the effective date of termination of this Agreement and Executive’s employment hereunder.

6. Parachutes. If any amount payable to or other benefit receivable by the Executive pursuant to this Agreement would be deemed to constitute a Parachute Payment (as defined below), alone or when added to any other amount payable or paid to or other benefit receivable or received by the Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Code, then the Parachute Payments shall be reduced (but not below zero) so that the maximum amount of the Parachute Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Parachute Payments to be subject to the excise tax imposed by Section 4999 of the Code. Any such reduction shall be made by first reducing severance benefits (if any). Notwithstanding the foregoing, if the reduction of Parachute Payments under this Section 6 would be equal to or greater than $50,000, then there shall be no such reduction and the amount of the Parachute Payment that shall be payable will be the amount that will result in the greatest after-tax amount for the Executive. “Parachute Payment” shall mean a “parachute payment” as defined in Section 280G of the Code. The calculations under this Section 6 shall be as determined by the Company’s accountants.

7. Execution of Release. The Executive acknowledges that, if required by the Company prior to making the payments and benefits set forth in Section 5 (other than accrued but unpaid Base Salary and other benefits), all such payments and benefits are subject to his execution of a general release from liability of the Company and its Officers (including his successor), Directors/Managers and employees, and such release becoming irrevocable by its terms. If Executive fails to execute such release, or such release does not become irrevocable, all such payments and benefits set forth in Section 5 hereof shall be forfeited.

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8. Application of Code Section 409A.

(a) This Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code (“Code Section 409A”). If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Code Section 409A, then such benefit or payment will be provided in full (to the extent not paid in part at earlier date) at the earliest time thereafter when such sanctions will not be imposed. For purposes of Code Section 409A, all payments to be made upon a termination of employment under this Agreement may only be made upon Executive’s “separation from service” (within the meaning of such term under Code Section 409A) with the Company, each payment made under this Agreement will be treated as a separate payment, and the right to a series of installment payments under this Agreement will be treated as a right to a series of separate payments. In no event will Executive, directly or indirectly, designate the calendar year of payment, except as permitted under Code Section 409A.

(b) Notwithstanding anything herein to the contrary, if, at the time of Executive’s “separation from service” with the Company, the Company has securities which are publicly traded on an established securities market and Executive is a “specified employee” (as such term is defined in Code Section 409A) and it is necessary to postpone the commencement of any payments or benefits otherwise payable under this Agreement as a result of such termination of employment to prevent any accelerated or additional tax under Code Section 409A, then the Company will postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive), until the first payroll date that occurs after the date that is six (6) months following Executive’s “separation of service” with the Company. If any payments are postponed due to such requirements, such postponed amounts will be paid with interest at the applicable federal rate as provided under Section 7872(f)(2)(A) of the Code in a lump sum to Executive on the first payroll date that occurs after the date that is six (6) months following Executive’s “separation of service” with the Company. If Executive dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Code Section 409A will be paid to the personal representative of Executive’ s estate within sixty (60) days after the date of Executive’s death. Payments pursuant to Section 6 of this Agreement are intended to satisfy the short-term deferral exception under Code Section 409A.

(c) All reimbursements and in-kind benefits provided under this Agreement will be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (i) any reimbursement will be for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

(d) To the extent applicable, all grants, awards, bonuses or other payments made to Executive or for which Executive is eligible under any Company bonus, incentive, deferred compensation plan or program or any other compensation arrangement will be structured to comply with the requirements of Code Section 409A or an exception from such requirements.

9. Covenants of the Executive.

(a) Confidentiality. During the Term, the Company has and will continue to provide Executive with access to, and may confide in him, information, business methods and systems, techniques and methods of operation developed at great expense by the Company and which are assets of the Company. Executive recognizes and acknowledges that: (i) all Confidential Information (defined below) is the property of the Company and is unique, extremely valuable and developed and acquired by great expenditures of time, effort and cost; (ii) the misuse, misappropriation or unauthorized disclosure by Executive of the Confidential Information would constitute a breach of trust and would cause serious irreparable injury to the Company; and (iii) it is essential to the protection of the Company’s goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and that Executive not disclose the Confidential Information to others or use same to his own advantage or to the advantage of others. Accordingly, Executive shall not, during the Term or thereafter, directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity, or use on his own behalf, any confidential and proprietary information of the Company, including, but not limited to, information relating to strategic plans, sales, costs, client lists, client preferences, client identities, investment strategies, computer programs, profits or the business affairs and financial condition of the Company, or any of its clients, or any of the Company’s business methods, systems, marketing materials, clients or techniques (collectively “Confidential Information”), except for (i) such disclosures where required by law, but only after written notice to the Company detailing the circumstances and legal requirement for the disclosure; or (ii) as authorized during the performance of Executive’s duties for such use or purpose as are reasonably believed by Executive to be in the best interests of the Company. At any time, upon request, Executive shall deliver to the Company all of its property including, but not limited to, its Confidential Information (whether electronically stored or otherwise) which are in his possession or under his control. Property to be returned includes, but is not limited to, notebook pages, documents, records, prototypes, client files, drawings, electronically stored data, computer media or any other materials or property in Executive’s possession. Notwithstanding any of the foregoing, subject to applicable securities laws, nothing herein shall prevent the Executive from taking Confidential Information into account when purchasing or selling the stock of the Company for Executive's own account.

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(b) Noninterference. The Parties acknowledge the obligations promised and restricted hereunder, which were negotiated in good faith and consideration received hereunder. During the Term and for a period of two (2) years following the end of the Term (the “Restricted Period”), for whatever reason, he will not, directly or indirectly, for himself or on behalf of any third party, at any time or in any manner:

(i) persuade, induce, solicit, influence or attempt to influence, or cause any person who is an employee of the Company to terminate his or her relationship with the Company or refer any such employee to anyone, without prior written approval from the Company;

(ii) request or cause any of the Company’s clients or potential clients to cancel, modify or terminate any existing or continuing or, to Executive’s knowledge, prospective business relationship with the Company;

(iii) engage in or participate in any effort or act to induce, or in any way cause, any client or, to Executive’s knowledge, prospective client of the Company, to deal with Executive or any other person or entity except in a capacity as representative of the Company or in a way that is non-competitive with the Company, or otherwise take any action which might reasonably be expected to be disadvantageous to the Company;

(iv) persuade, induce, solicit, influence or attempt to influence, or cause any client or, to Executive’s knowledge, prospective client of the Company to cease or refrain from doing business, or to decline to do business, or to change or alter any existing or prospective business relationship, with the Company;

(v) accept business from, or perform or provide any services for, any client, or to Executive’s knowledge, prospective client of the Company, but only if such business or services were competitive with those of the Company;

(vi) contract with or communicate with, in either case in connection with services, any client or, to Executive’s knowledge, prospective client of the Company, but only if such services were competitive with those of the Company; or

(vii) misappropriate or provide any third party with any information concerning any client, or to Executive’s knowledge, prospective client of the Company, including but not limited to, the disclosure of any client name or data, in whatever form, to such third party, but only if such third party was a competitor of the Company or such information was Confidential Information.

(c) Noncompetition. The Parties acknowledge the obligations promised and restricted hereunder, which were negotiated in good faith and consideration received hereunder. Executive acknowledges that he will have received material, nonpublic information upon the effective date, and have access to the Company’s Confidential Information, including the procedures, policies, and processes of the Company, which are deemed valuable to the Company and the Company’s competitors. During the Term and Restricted Period, Executive shall not, directly or indirectly, engage or participate in, or become employed by, or affiliated with, or enter into or maintain a contractual relationship with, or render advisory or any other services to, any person or business entity or organization, of whatever form, that competes with or is a direct competitor to the Company in the United States or any other location in which the Company conducts business prior to your termination date.

(d) Injunctive Relief. Executive acknowledges that his compliance with the covenants in Sections 9(a), 9(b) and 9(c) hereof (the “Restrictive Covenants”) is necessary to protect the good will, Confidential Information and other proprietary interests of the Company, that such covenants are supported by adequate and sufficient consideration, and that, in the event of any violation or threatened violation by Executive of any such provision, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, Executive agrees that, in the event of such violation or threatened violation by him, the Company shall be entitled to seek an injunction before trial from any court of competent jurisdiction as a matter of course and upon the posting of a bond, in addition to all such other legal and equitable remedies as may be available to the Company. Executive further acknowledges that he has carefully considered the nature and extent of the restrictions contained herein and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable, are designed to protect the legitimate business interests of the Company, and do not confer benefits upon the Company disproportionate to the detriment upon him. In the event that Executive violates any of the covenants in this Agreement and the Company commences legal action for injunctive or other relief, the Company shall have the benefit of the remaining period of the covenants taking into account the period before the date it was determined the covenants were breached, computed from the date Executive ceased violation of the covenants, either by order of the court or otherwise. Executive acknowledges that any claim or cause of action he may have against the Company shall not constitute a defense to the enforcement by the Company of his covenants in Article 5 of this Agreement (e.g., these covenants are independent of any other provision in this Agreement and of any other promise made to Executive). Executive also acknowledges that his experience and capabilities are such that he can obtain suitable employment otherwise than in violation of the covenants in this Agreement and that the enforcement of these covenants will not prevent the earning of a livelihood nor cause undue hardship.

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(e) Remedies Cumulative and Concurrent. The rights and remedies of the Company as provided in this Section 9 shall be cumulative and concurrent and may be pursued separately, successively or together, at the sole discretion of the Company, and may be exercised as often as occasion therefor shall arise. The failure to exercise any right or remedy shall in no event be construed as a waiver or release thereof.

(f) Executive’s Authorization. Executive authorizes the Company to inform any third parties, including future employers, prospective employers and the Company’s clients or prospective clients, of the existence of this Agreement and his obligations under it.

(g) Survivability. The provisions of this Section 9 shall survive the cessation of Executive's employment for any reason, as well as the expiration of this Agreement at the end of its Term or at any time prior thereto.

(h) Definition of Company. For purposes of this Section 9, the term “Company” shall include the Company and any of its parents, subsidiaries, affiliates or any related companies including their respective successors and assigns.

10. Other Provisions.

(a) Severability. The Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of independent legal counsel and a tax accountant in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If any term or provision, including, without limitation, the Restrictive Covenants, of this Agreement is held to be illegal, unenforceable, invalid, void, or incapable of being enforced, such term or provision shall be excluded to the extent of such invalidity or unenforceability; all other terms or provisions hereof shall remain in full force and effect; and, to the extent permitted and possible, the invalid or unenforceable term or provision shall be reformed, rewritten, revised, and/or deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

(b) Duration and Scope of Covenants. If any court or arbitrator of competent jurisdiction determines that any of the Restrictive Covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

(c) Arbitration.

(i) Subject to the limitations of this Section 10(c), if any dispute arises between the Parties under or concerning this Agreement or the terms hereof, or regarding the manner in which Executive was treated while employed by the Company, the termination of his employment, or any alleged violation by the Company of Executive’s rights under any common law theory, or any applicable federal, state, or local law, statute, regulation, or ordinance (including without limitation 42 U.S.C. § 1981, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and any other local, state, or federal legislation that pertains to employee rights or discrimination in employment), the Parties agree to submit such issue to final and binding arbitration in accordance with the then existing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Nothing in this Section 10(c), however, will preclude the Company from seeking the judicial relief set forth under Section 9 of this Agreement.

(ii) The Parties agree that the interpretation and enforcement of the arbitration provisions in this Agreement will be governed exclusively by the Federal Arbitration Act (the “FAA”), 9 U.S.C. § 1 et seq., provided that they are enforceable under the FAA, and will otherwise be governed by the law of the State of California.

(iii) The Parties agree and understand that one of the objectives of this arbitration agreement is to resolve disputes expeditiously, as well as fairly, and to those ends it is the obligation of all Parties to raise any disputes subject to arbitration hereunder in an expeditious manner. Accordingly, the Parties agree that, as to any dispute that can be brought hereunder, a demand for arbitration must be postmarked or delivered in person to the other Party no later than six (6) months after the date the demanding Party knows or should have known of the event or events giving rise to the claim. Failure to demand arbitration on a claim within these time limits is intended to, and will to the furthest extent permitted by law, be a waiver and release with respect to such claims. If, and only if, the waiver and release of claims referenced in the immediately preceding sentence is found by a court of competent jurisdiction to be unenforceable as against Executive or the Company under this Agreement, then the Parties will nevertheless submit such claims to arbitration pursuant to this Section 10(c) within the time permitted by law.

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(iv) The Company and Executive will jointly and equally pay the arbitrator’s fees.

(v) Unless otherwise agreed by the Parties, arbitration will take place in County of Orange in the State of California.

(vi) In rendering an award, the arbitrator will determine the rights and obligations of the Parties according to federal law and the substantive law of the State of California without regard to any principles governing conflicts of laws and the arbitrator’s decision will be governed by state and federal substantive law, including state and federal discrimination laws referenced in Section 10(c)(i) hereof, as though the matter were before a court of law.

(vii) Any arbitration award will be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The decision of the arbitrator will be made within thirty (30) days following the close of the hearing. The Parties agree that the award will be enforceable exclusively by any state or federal court of competent jurisdiction within the County of Hennepin in the State of Minnesota.

(viii) It is understood and agreed by the Parties that their agreement herein concerning arbitration does not contain, and cannot be relied upon Executive to contain, any promises or representations concerning the duration of the employment relationship, or the circumstances under or procedures by which the employment relationship may be modified or terminated.

(ix) If any part of this arbitration procedure is in conflict with any mandatory requirement or applicable law, the law will govern, and that part of this arbitration procedure will be reformed and construed to the maximum extent possible in conformance with the applicable law. The arbitration procedure will remain otherwise unaffected and enforceable.

(d) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10(d), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day after the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company, to:	Electronic Servitor Publication Network Inc. 400 First Ave. North, Suite 100 Minneapolis MN 55401 Attention: CEO Telephone: 833.991.0800 Email Address: info@xespn.com

If to the Executive, to:	Jim Kellogg 1972 Moreno Way Placentia, CA 92870 Telephone: 714.496.7152 Email: jim@kelloggcompany.com

Any such person may by notice given in accordance with this Section 10(d) to the other Parties hereto designate another address or person for receipt by such person of notices hereunder.

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(e) Section Headings. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to or “Section” or “Sections” refer to the corresponding Article or Section or Sections of this Agreement, unless the context indicates otherwise.

(f) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless otherwise expressly provided, the word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.(g)

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i) Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(j) Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

(k) Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

(l) Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it reasonably determines to be required by law.

(m) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

(n) Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Section 9 and any other provisions of this Agreement expressly imposing obligations that survive termination of Executive’s employment hereunder, and the other provisions of this Section 10 to the extent necessary to effectuate the survival of such provisions, shall survive termination of this Agreement and any termination of the Executive’s employment hereunder.

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(o) Existing Agreements. The Executive represents to the Company that he is not subject or a Party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.

(p) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION.

[Signatures follow on next page]

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IN WITNESS WHEREOF, the Company and the Executive have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.

By:
Name:	Peter Hager
Title:	Chief Executive Officer

EXECUTIVE:

Name:	Jim Kellogg

EXHIBIT A

BASE SALARY

The Company shall pay the Executive during the Term a salary at a minimum rate of $1.00 per annum for the period beginning on the Effective Date through the first anniversary of the Effective Date (the “Base Salary”), in accordance with the standard payroll practices of the Company applicable to senior executives; provided, however, the Company’s Board (or compensation committee of the Company’s Board, the “Committee”) may review the Executive’s Base Salary and may provide for such increases therein as it may, in its discretion, deem appropriate. (Any such increased salary shall constitute the “Base Salary” as of the time of the increase.).

BONUS

During the Term, in addition to the Base Salary, for each fiscal year of the Company ending during the Term, the Executive may be entitled to an annual bonus (the “Annual Bonus”) if the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) exceeds the forecasted EBITDA approved by the Board at the beginning of such year. Any acquisitions by the Company following Board approval of forecasted EBITDA shall be excluded from the calculation of EBITDA for such year. Any bonus shall be payable as soon as the Company's cash flow permits.

STOCK AWARDS

Subject to the approval of Company’s Board of Directors and the terms and conditions of each applicable stock grant agreement, Executive shall be granted restricted shares of the Common Stock of the Company, in accordance with the following schedule:

i.	At the commencement of the Initial Term and subject to the approval of Company’s Board of Directors and the terms and conditions of the applicable stock grant agreement, Executive shall be granted options to purchase 1,500,000 restricted shares of the Company’s Common Stock (as currently constituted).

ii.	At the commencement of each Renewal Term and subject to the approval of Company’s Board of Directors and the terms and conditions of the applicable stock grant agreement, Executive shall be granted options to purchase 200,000 restricted shares of the Company’s Common Stock (as currently constituted).

EXPENSES

Expense reimbursement is limited to required, reasonable telephone expenses and long-distance coach class (or equivalent) travel (transportation, lodging and meals) authorized in writing by Company in advance. Any such reimbursement of expenses shall be made by the Company upon or as soon as practicable following receipt of supporting documentation reasonably satisfactory to the Company. In no event shall any reimbursement be made to Executive for such fees and expenses incurred after the date of Executive’s termination of employment with the Company.